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                                                                     EXHIBIT 4.4


                              INTRACEL CORPORATION

                          REGISTRATION RIGHTS AGREEMENT


      This Agreement is made as of January 2, 1998, by and among Intracel Corporation, a Delaware corporation (the "Company"), and the Holders (as hereinafter defined).

                                    PREAMBLE

      In light of the fact the Company desires to extend registration rights to the Holders in connection with the Agreement and Plan of Reorganization dated November 26, 1997 by and between the Company, PerImmune Holdings, Inc. and Intracel Acquisition Sub, Inc. (the "Transaction").

      NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Stockholders agree as follows:

      Section 1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

            (a) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

            (b) "Common Stock" means the common stock, par value $ .0001 per share, of the Company.


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            (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

            (d) "Holder" shall mean any holder of outstanding Registrable Securities or anyone who holds outstanding Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

            (e) "Initiating Holders" shall mean any Holder or Holders of at least twenty percent (20%) of the Registrable Securities then outstanding.

            (f) "Preferred Stock" means the preferred stock, par value $ .0001 per share, of the Company.

            (g) "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which Holders notify the Company of their intention to offer Registrable Securities.

            (h) "Registrable Securities" shall mean all of the following to the extent the same have not been sold to the public: (i) any and all shares of Common Stock of the Company issued in connection with the Transaction; (ii) any and all shares of Common Stock of the Company issued upon conversion of shares of Preferred Stock issued in connection with the Transaction; (iii) stock issued in respect of stock referred to in (i) or (ii) above in any reorganization; or
(iv) stock issued in respect of the stock referred to in (i) or (ii) or (iii) as a result of a stock split, stock dividend, recapitalization or combination. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities (i) sold by a person


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in a transaction in which his rights under this Agreement are not properly assigned; or (ii) (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale or (C) the registration rights associated with such securities have been terminated pursuant to Section 16 of this Agreement.

            (i) "Rule 144" shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144A.

            (j) "Rule 144A" shall mean Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144.

            (k) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

      Section 2. Restrictions on Transferability. The Registrable Securities shall not be sold, assigned, transferred or pledged except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each Holder will cause any proposed purchaser, assignee, transferee, or pledgee of the Registrable Securities held by a Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

      Section 3. Restrictive Legend. Each certificate representing Registrable Securities shall (unless other permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend substantially in the following form (in


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addition to any legend required under applicable state securities laws or otherwise):

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND WERE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT. THESE SHARES MAY NOT BE RESOLD, REOFFERED, TRANSFERRED, PLEDGED, HYPOTHECATED, CONVEYED, OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH SAID ACT.

      Each Holder consents to the Company making a notation on its records and giving instructions to any transfer agent of the Registrable Securities in order to implement the restrictions on transfer established in this Agreement.

      Section 4. Notice of Proposed Transfer. The Holder of each certificate representing Registrable Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 4. Each such Holder agrees not to make any disposition of all or any portion of any Registrable Securities unless and until:

            (a) There is in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or


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            (b) (i) Such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and

                (ii) If reasonably by the Company, such Holder shall furnish the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition shall not require registration of such shares under the Securities Act. It is agreed, however, that no such opinion will be required for Rule 144 or Rule 144A transactions.

            (c) Notwithstanding the provisions of paragraphs (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner or the transfer by gift, will or intestate succession of any partner to his spouse or siblings, lineal descendants or ancestors of such partner or spouse, provided, that such transferee agrees in writing to be subject to all of the terms hereof to the same extent as if he were an original Holder hereunder.

      Section 5. Requested Registration.

            (a) If the Company shall receive from Initiating Holders a written request that the Company effect any registration with respect to all or any portion of the issued and outstanding Registrable Securities held by Initiating Holders, the Company shall:

                  (i) promptly give written notice of the proposed registration to all other Holders, which notice shall include the approximate date that the registration statement is expected to be filed with the Commission; and


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                  (ii) as soon as practicable use its best efforts to register
(including, without limitation, the execution of an undertaking to file post-effective amendments and any other governmental requirements) all Registrable Securities which the Initiating Holders request to be registered and all Registrable Securities which the other Holders request to be registered within twenty (20) days after receipt of such written notice from the Company; provided, that the Company shall not be obligated to file a registration statement pursuant to this Section 5:

            (A) in any particular state in which the Company would be required to execute a general consent to service of process in effecting such registration;

            (B) within 120 days following the effective date of any registered offering of the Company's securities to the general public in which the Holders of Registrable Securities shall have been able effectively to register all Registrable Securities as to which registration shall have been requested; or

            (C) after the Company has effected two such registrations pursuant to this Section 5 and such registrations have been declared or ordered effective, except as provided in Section 7.

Subject to the foregoing clauses (A) through (C), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practical, but in any event within forty-five (45) days after receipt of the request or requests of the Initiating Holders and shall use reasonable best efforts to have such registration statement promptly declared effective by the Commission whether or not all Registrable Securities requested to be registered can be included; provided, however, that if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed within such forty-five (45) day period and it is therefore essential to defer the


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filing of such registration statement, the Company shall have an additional period of not more than forty-five (45) days after the expiration of the initial forty-five (45-day) period within which to file such registration statement; provided, that during such first forty-five (45) day period the Company may not file a registration statement for securities to be issued and sold for its own account.

            (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request. In such event or if an underwriting is required by subsection 5(c), the Company shall include such information in the written notice referred to in subsection 5(a)(i). In either such event, if so requested in writing by the Company, the Initiating Holders shall negotiate with an underwriter selected by the Company with regard to the underwriting of such requested registration; provided, however, that if a majority in interest of the Initiating Holders have not agreed with such underwriter as to the terms and conditions of such underwriting within twenty
(20) days following commencement of such negotiations, a majority in interest of the Initiating Holders may select an underwriter of their choice for the underwriting of all of such Registrable Securities being registered. The right of any Holder to registration pursuant to Section 5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this
Section 5, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, the Company shall so advise all Holders, and the number of shares of Registrable


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Securities that may be included in the registration and underwriting shall be allocated among all Holders thereof who are affiliates (as such term is defined in SEC Rule 145 (as hereinafter defined)) of the Company in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and, to the extent that thereafter, any security to be registerred among Holders who are not affiliates of the Company; provided, however, that securities to be included in such registration statement as a result of piggyback registration rights as well as any securities to be offered by the Company, its officers and employees shall be excluded from the registration statement prior to the exclusion of any Registrable Securities held by the Holders. If any Holder disapproves of the terms of the underwriting, he may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the limit imposed by the underwriters) the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the limitation as set forth above. Any Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation or withdrawn from such underwriting shall be withdrawn from such registration.

            (c) Any registration pursuant to this Section 5 must be firmly underwritten if the registration exceeds two percent (2%) of the Company's outstanding Common Stock on an as-converted basis.

      Section 6. Piggyback Registration.

            (a) If at any time or from time to time, the Company shall determine to register any of its securities, for its own account or the account of any of its shareholders, other than a registration relating solely to employee benefit plans, or a


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registration relating solely to a transaction of the type subject to Rule 145
("SEC Rule 145") promulgated under the Securities Act, or a registration on any form (other than Form S-1, S-2 or S-3, or their successor forms) which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

                  (i) give to each Holder written notice thereof as soon as practicable prior to filing the registration statement which notice shall include the approximate date that the registration statement is expected to be filed with the Commission; and

                  (ii) include in such registration and in any underwriting involved therein on the same terms and conditions as the securities otherwise being sold through the underwriters, all the Registrable Securities specified in a written request or requests, made within thirty (30) days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection (b) below.

            (b) If the registration is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to subsection 6(a)(i). In such event, the right of any Holder to registration pursuant to Section 6 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 6, if the managing underwriter in good faith determines that marketing factors require a limitation of the number of shares to be


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underwritten, the managing underwriter may limit the number of Registrable
Securities to be included in the registration and underwriting. The Company shall so advise all Holders and the other holders distributing their securities through such underwriting pursuant to piggy-back registration rights similar to this Section 6, and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all Holders and other holders who are affiliates (as such term is defined in SEC Rule 145) of the Company in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and other securities with such piggy-back registration rights held by other holders at the time of filing the registration statement and, to the extent that, thereafter, any additional security to be registered, among Holders and other holders who are not affiliates of the Company and have such piggy-back registration rights. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the limit imposed by the underwriters), the Company shall offer to all Holders who have requested to have Registrable Securities included in the registration the right to include additional Registrable Securities in the same proportion used in determining the limitation as set forth above. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

      Section 7. Form S-3. The Company shall use its best efforts to qualify for registration on Form S-3 or its successor form. After the Company has qualified for the use of Form S-3, Initiating Holders shall have the right at any time to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such Holders), subject only to the following:


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            (a) The Company shall not be required to file a registration statement pursuant to this Section 7 within ninety (90) days of the effective date of any registration referred to in Sections 5 and 6 above in which the Holders shall have been entitled to join pursuant to Section 5 or 6, provided that there shall have been effectively registered all shares of Registrable Securities as to which registration shall have been requested.

            (b) The Company shall not be required to file more than two registration statements pursuant to this Section 7 within any twelve-month period.

      The Company shall give written notice to all Holders of Registrable Securities of the receipt of a request for registration pursuant to this Section 7 and shall provide a reasonable opportunity for other Holders to participate in the registration which notice shall include the approximate date that the registration statement is expected to be filed with the Commission; provided, that if the registration is for an underwritten offering, the following terms shall apply to all participants in such offering: The right of any Holder to registration pursuant to Section 7 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 7, if the managing underwriter in good faith determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting. The Company shall so advise all Holders of Registrable Securities which would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities and other securities that may be included in


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the registration and underwriting shall be allocated among the Holders and other holders who are affiliates (as such term is defined in SEC Rule 145) of the Company in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders and other securities with such registration rights requested by such Holders to be included in such registration and, to the extent that thereafter, any security to be registered among Holders who are not affiliates of the Company. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the limit imposed by the underwriters), the Company shall offer to all Holders who have requested to have Registrable Securities included in the registration the right to include additional Registrable Securities in the same proportion used in determining the limitation as set forth above. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Subject to the foregoing, the Company will use its best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition.

            (c) The Company shall file a registration statement on Form S-3 covering the Registrable Securities so requested to be registered as soon as practical, but in any event within forty-five (45) days after receipt of the requests of the Initiating Holders and shall use reasonable best efforts to have such registration statement promptly declared effective by the Commission.

      Section 8. Expenses of Registration. In addition to the fees and expenses contemplated by Section 9 hereof, all expenses incurred in connection with one registration pursuant to Section 5 hereof and all registrations pursuant to Sections 6 and 7 hereof, including without limitation all registration, filing and qualification


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fees, printing, messenger, telephone and delivery expenses, fees and disbursements of counsel and independent public accountants for the Company, expenses of any special audits of the Company's financial statements incidental to or required by such registration, reasonable fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, costs of insurance, reasonable fees and disbursements for one counsel for the Holders of Registrable Securities, shall be borne by the Company, except that the Company shall not be required to pay underwriters' fees, discounts or commissions relating to the sale of the Registrable Securities.

      Section 9. Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

            (a) keep such registration pursuant to Sections 5, 6 and 7 continuously effective for periods of one hundred eighty (180) days for each or, in each case, such reasonable period necessary to permit the Holder or Holders to complete the distribution described in the registration statement relating thereto, whichever first occurs;

            (b) promptly prepare and file with the Commission such amendments (both pre- and post-effective) and supplements to such registration statement and the prospectus used in connection therewith as may be requested by any Holder of Registrable Securities (including in the event any Holder notifies the Company that such Holder wishes to amend or supplement such information previously provided by such Holder) or as may be necessary to comply with the provisions of the Securities Act, and to keep such registration statement effective for that period of time specified in Section 9(a) above;


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            (c) furnish such number of registration statements, prospectuses and other documents incident thereto (including exhibits to such registration statements) as a Holder from time to time may reasonably request for such Holder's review;

            (d) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

            (e) subject to Section 5(a)(ii)(B), prior to any public offering of Registrable Securities, if required by the applicable blue sky laws, register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any Holder or underwriter reasonably requires, and keep such registration or qualification effective during the period set forth in Section 9(a) above;

            (f) cause all Registrable Securities covered by such registrations to be listed on each securities exchange, including NASDAQ, on which similar securities issued by the Company are then listed or, if no such listing exists, use reasonable best efforts to list all Registrable Securities on one of the New York Stock Exchanges the American Stock Exchange or NASDAQ; and

            (g) cause its accountants to issue to the underwriter, if any, and the Holders, comfort letters and updates thereof, in customary form and covering matters of the type customarily covered in such letters with respect to underwritten offerings;

            (h) enter into such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and indemnification provisions similar to those set forth in Section 10 of this Agreement) and take all such other actions as the holders of a majority of the


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Registrable Securities being sold or the underwriters, if any, reasonably, request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

            (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; and

            (j) if the offering is underwritten, at the request of any Holder of Registrable Securities, furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such Holder, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial data contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such Holder or its counsel and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such Holder, stating that they are independent public accountants within the meaning of the Securities Act and that,


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in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

            (k) immediately notify each Holder, at any time a prospectus covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare a post-effective amendment with prospectus supplement, as counsel to Company shall then advise the Company, revising such untrue statement or curing such omission;

            (l) notify each Holder at such time as such registration statement becomes effective;

            (m) notify each Holder upon the receipt of a request from the Commission for amendments or supplements to such registration statement;

            (n) notify each Holder in the event the Commission or any agency in any state in which Registrable Securities are to be or have been sold either issues a stop order with respect to such registration statement or notifies the Company that it is initiating proceedings therefor; or

            (o) take such other actions as shall be reasonably requested by any Holder.


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      Section 10. Indemnification.

            (a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Sections 5, 6 or 7, the Company will indemnify and hold harmless each Holder of such Registrable Securities thereunder, each underwriter of such Registrable Securities thereunder and each officer, director, employee or agent of any such Holder or underwriter and each other person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, expenses, claims, damages or liabilities, joint or several, to which such Holder, underwriter or other person may become subject under the Securities Act or otherwise, insofar as such losses, expenses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse each such Holder, each of its officers, directors, employees, agents and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, expense, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, expense, loss, damage, liability or action arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an


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instrument duly executed by such Holder or underwriter specifically for use therein.

            (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the registration statement as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, any prospectus contained therein, or any amendment or supplement thereof, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, the total amount for which any Holder, its officers, directors and partners, and any person controlling such Holder, shall be liable under this Section 10(b) shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Securities sold by the Holder under such registration statement bears to the total public offering price of all securities sold thereunder, and shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities sold by such Holder in such registration.

            (c) Each party entitled to indemnification under this Section 10 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party, provided, that in the event counsel to the Indemnified Party determines that the Indemnified Party and Indemnifying Party have conflicting interests, the Indemnified Party may employ one (1) separate counsel at the expense of the Indemnifying Party to conduct a separate defense for the Indemnified Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement (i) which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation or (ii) which involves any relief against the Indemnified Party other than the payment of money which is to be paid in full by the Indemnifying Party.

            (d) Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the selling Holders, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering; provided, however, that if, as a result of this
Section 10(d), any Holder, its officers, directors, and partners and any person controlling such Holder is held liable for an amount which exceeds the aggregate proceeds received by such Holder from the sale of Registrable Securities included in a registration, as provided in Section 10(b) above, pursuant to such underwriting agreement (the "Excess Liability"), the Company shall reimburse any such Holder for such Excess Liability.

            (e) If the indemnification provided for in this Section 10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the amount any Holder, its officers, directors and partners and any person controlling such Holder shall be obligated to contribute pursuant to this Section 10(e) shall be limited to an amount equal to the proceeds received by such Holder from the sale of the Restricted Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Restricted Securities).

            Each party agrees that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above.

            (f) Survival of Indemnity. The indemnification provided by this
Section 10 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any Person entitled to indemnification hereunder and the expiration or termination of this Agreement.

      Section 11. Lockup Agreement. In consideration for the Company agreeing to its obligations under this Agreement, each Holder agrees in connection with any registration of the Company's securities (whether or not such Holder is participating in such registration) upon the request of the Company and the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days in the case of the Company's initial public offering) from the effective date of such registration as the Company and the underwriters may specify, so long as all Holders or stockholders holding more than one percent of the outstanding common stock and all officers and directors of the Company are bound by a comparable obligation provided, however, that nothing herein shall prevent any Holder that is a partnership or corporation from making a distribution of Registrable Securities to the partners or shareholders thereof that is otherwise in compliance with applicable securities laws, so long as such distributees agree to be so bound.

      Section 12. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall promptly furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration referred to herein.

      Section 13. Rule 144 and 144A Reporting. With a view to making available to Holders of Registrable Securities the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times after ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public (or the Company shall otherwise have become subject to the periodic reporting requirements of the Securities Exchange Act) to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144 and Rule 144A (including earning statements of the Company complying with Section 11(a) of the Securities Act no later than 45 days after the end of each of the Company's fiscal quarters (or 90 days after the end of its fiscal year)), and make such information available to each Holder upon written request;

            (b) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

            (c) furnish to each Holder upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Securities without registration under the Securities Act.

      For purposes of facilitating sales pursuant to Rule 144A, so long as the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, each Holder and any prospective purchaser of such Holder's securities shall have the right to obtain from the Company, upon request of the Holder prior to the time of sale, a brief statement of the nature of the business of the Company and the products and services it offers; and the Company's most recent balance sheet and profit and loss and retained earnings statements, and similar financial statements for the two preceding fiscal years (the financial statements should be audited to the extent reasonably available).

      Section 14. Transfer of Registration Rights. The rights granted hereunder may be assigned by a Holder to any partner or shareholder of such Holder, to any other Holder, or to a transferee or assignee who receives at least 500 shares of Registrable Securities (as adjusted for stock splits and the like); provided, that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

      Section 15. Limitations on Subsequent Registration Rights. From and after the date these registration rights are granted, the Company shall not, without the prior written consent of the Holders of not less than fifty percent (50%) of the Registrable Securities then held by Holders, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Sections 5, 6 or 7 hereof other than rights identical or subordinate to the rights of any Holder hereunder.

      Section 16. Termination of Rights.

            (a) The rights of any particular Holder to cause the Company to register Registrable Securities under Sections 5, 6 and 7 shall terminate with respect to such Registrable Securities at such time, following a bona fide, firmly underwritten public offering of shares of the Company's Common Stock registered under the Securities Act (provided that the aggregate gross offering price equals or exceeds $10,000,000), when such security is transferable pursuant to paragraph (k) of Rule 144 (or any successor provision thereto) or when all of such Holder's Registrable Securities are transferable in one sale under the other provisions of Rule 144.

            (b) Notwithstanding the provisions of paragraph (a) of this Section 16, all rights of any particular Holder under this Agreement shall terminate at 5:00 p.m. Eastern time on the date seven (7) years after the closing date of the Company's first firmly underwritten public offering.

      Section 17. Representations and Warranties of the Company. The Company represents and warrants to the Holders as follows:

            (a) The execution, delivery and performance of this Agreement by the Company have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the Articles of Organization or Bylaws of the Company or any provision of any indenture, agreement or other instrument to which it or any or its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company.

            (b) This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and moratorium laws and other laws of general application affecting enforcement of creditors' rights generally and (ii) the availability of equitable remedies as such remedies may be limited by equitable principles of general applicability (regardless of whether enforcement is sought in a proceeding in equity or at law).

      Section 18. Miscellaneous.

            (a) Amendments. This Agreement may be amended only by a writing signed by the Holders of more than fifty percent (50%) of the Registrable Securities, as constituted from time to time. The Holders hereby consent to future amendments to this Agreement that permit future investors, other than employees, officers or directors of the Company, to be made parties hereto and to become Holders of Registrable Securities; provided, however, that no such future amendment may materially impair the rights of the Holders hereunder without obtaining the requisite consent of the Holders, as set forth above. For purposes of this Section, Registrable Securities held by the Company or beneficially owned by any officer or employee of the Company shall be disregarded and deemed not to be outstanding.

            (b) Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute a single instrument.

            (c) Notices, Etc. All notices and other communications required or permitted hereunder shall be in writing and may be sent initially by facsimile transmission and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to a Holder, at such Holder's address set forth on the books of the Company, or at such other address as such Holder shall have furnished to the Company in writing, or (b) if to any other holder of any Registrable Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such securities who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to the Company's current address at 1871 N.W. Gilman Blvd., Issaqual, Washington 98027, or at such other address as the Company shall have furnished to the Holders. Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by first class, postage pre-paid mail, at the earlier of its receipt or seventy-two (72) hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid.

            (d) Non public Information. Any other provisions of this agreement to the contrary notwithstanding, the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed thirty (30) days (and for periods not exceeding, in the aggregate, sixty (60) days in any twenty-four (24) month period) if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

            (e) Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

            (f) Dilution. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Registrable Securities as so changed.

            (g) Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York other than such laws as would result in the application of the laws of a state other than the State of New York.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

INTRACEL CORPORATION

By
  ------------------------------------------------------------------------------
  President


                                     Holders:


                             ----------------------------------
                             Bryan T. Butman


                             ----------------------------------
                             Joseph Caliqiuri


                             ----------------------------------
                             Steven Gerber


                             ----------------------------------
                             Diana M. Goroff


                             ----------------------------------
                             Janet M. Hanlon


                             ----------------------------------
                             Martin V. Haspel


                             ----------------------------------
                             Leslie Ivy


                             ----------------------------------
                             Jerry Klein


                             ----------------------------------------
                             Barry Kobrin


                             ----------------------------------------
                             Nicholas A. Pomato


                             ----------------------------------------
                             Janet H. Ransom


                             ----------------------------------------
                             Manny R. Subramanian


                             ----------------------------------------
                             Gordon Wynant


                             CRAIGIE INCORPORATED

                             By:
                                -------------------------------------
                                Name:
                                Title:


                             SYNCOR INTERNATIONAL CORPORATION

                             By:
                                -------------------------------------
                                Name:
                                Title:


                             MENTOR CORPORATION

                             By:
                                -------------------------------------
                                Name:
                                Title: